UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ATLANTIC UNION BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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The Sample Company Your vote matters – here’s how to vote! Votes submitted online by ESOP participants must be received by 3:00 p.m., Eastern Time, on April 29, 2021. Online Go to www.envisionreports.com/AUB or scan the QR code — login details are located in the shaded bar below. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation to be held on May 4, 2021 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation (the “Annual Meeting”) are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and is not a form for voting. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 Proxy Statement and 2020 Annual Report to Shareholders are available at: www.envisionreports.com/AUB Easy Online Access — View your proxy materials and vote. Step 1:Go to www.envisionreports.com/AUB. Step 2:Click on Cast Your Vote or Request Materials. Step 3:Follow the instructions on the screen to log in. Step 4:Make your selections as instructed on each screen for your delivery preferences. Step 5:Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. Otherwise, you will not receive a paper or email copy. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 23, 2021 to facilitate timely delivery. 03E6OF 2 N O T+

Shareholder Meeting Notice The 2021 Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation (the “Company”) will be held on Tuesday, May 4, 2021, 10:00 a.m. Eastern Time, virtually via the Internet at www.meetingcenter.io/261418493 The password for this meeting is — AUB2021 Shareholders of record at the close of business on March 10, 2021 are entitled to vote at the Annual Meeting. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. The proposals are as follows: To elect five directors to serve until the 2022 annual meeting of shareholders, or until their mandatory retirement date, whichever date is earlier: 01 - Thomas P. Rohman 02 - Thomas G. Snead, Jr. 03 - Ronald L. Tillett 04 - Keith L. Wampler 05 - F. Blair Wimbush To approve the amendment and restatement of the Atlantic Union Bankshares Corporation Stock and Incentive Plan; To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; To approve, on an advisory (non-binding) basis, the Company’s executive compensation; and to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Notice to Atlantic Union Bankshares Corporation ESOP Participants. The shares represented by this notice include any shares allocated to your account in the Atlantic Union Bankshares Corporation Employee Stock Ownership Plan and Trust (“ESOP”). By following the instructions for online voting on the reverse side, you will also be voting all the shares of Atlantic Union Bankshares Corporation allocated to your ESOP account. If you do not vote the shares represented by this notice, the trustee will vote the shares allocated to your ESOP account in the same proportion as it votes the shares of ESOP participants who have voted, subject to the trustee’s fiduciary duties. You cannot vote your ESOP shares in person at the meeting. Your voting instructions to the ESOP trustee will be held in strict confidence and will not be revealed to any employee or director of the Company. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. Internet – Go to www.envisionreports.com/AUB. Click Cast Your Vote or Request Materials. Phone – Call us free of charge at 1-866-641-4276. Email – Send an email to investorvote@computershare.com with “Proxy Materials Atlantic Union Bankshares Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 23, 2021